Exhibit 99.1

United States Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$103,720,100
Unrealized Gain (Loss) on Market Value of Futures	7,283,450
Dividend Income	75,219
Interest Income	2,364,165
ETF Transaction Fees	29,000
Total Income (Loss)	$113,471,934

Expenses
General Partner Management Fees	$701,707
Professional Fees	169,562
Brokerage Commissions	226,664
Non-interested Directors' Fees and Expenses	16,115
NYMEX License Fee	23,390
SEC & FINRA Registration Expense	1,945
Total Expenses	$1,139,383
Net Income (Loss)	$112,332,551

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/18	$1,842,571,612
Additions (20,600,000 Shares)	272,708,528
Withdrawals (23,300,000 Shares)	(317,343,482)
Net Income (Loss)	112,332,551

Net Asset Value End of Month	$1,910,269,209
Net Asset Value Per Share (138,000,000 Shares)	$13.84

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612